CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this SB-2 Registration Statement of our report dated March 21, 1997 on our review of the financial statements of Eagle Telecom International, Inc. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts".


MCMANUS & CO., P.C.
McManus & Co., P.C.
Certified Public Accountants
Morris Plains,  New Jersey

April 25, 1997
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CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this SB-2 Registration Statement of our report dated September 25, 1996 on our review of the financial statements of Eagle Telecom International, Inc. We also consent to the reference to our firm under the captions "Selected Financial Data" and "Experts".


MCMANUS & CO., P.C.
McManus & Co., P.C.
Certified Public Accountants
Morris Plains,  New Jersey

April 25, 1997